PENNZENERGY COMPANY AND SUBSIDIARIES
                               INDEX TO EXHIBITS


Exhibit No.
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          3    Certificate of Amendment to the Restated Certificate of
               Incorporation, as amended through May 6, 1999.

         27    Financial Data Schedule